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                                     LEASE


     THIS Lease is between STEVEN M. ROBERTS, TRUSTEE OF NORTHERNEDGE/PLANT ONE REALTY TRUST, under Declaration of Trust dated December 20, 1988, recorded with the Hampden County Registry of Deeds at Book 7065, Page 1, with a usual place of business at 93 West Broad Street, Springfield, Massachusetts, hereinafter referred to as the "Lessor," and PHYSICIANS QUALITY CARE, INC., a Massachusetts corporation with a usual place of business at 950 Winter Street, Suite 2410, Waltham, Massachusetts, hereinafter referred to as the "Lessee."

     The Lessor and the Lessee agree as follows:

     1.   Leased Premises.

          (a) The Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, for the term and upon the conditions contained in this Lease, that portion of the second floor of the building located at 354 Birnie Avenue, Springfield, Massachusetts (the "Building") outlined in blue and labeled as "Area #2" on Exhibit A, which is attached hereto and made a part hereof (the "Leased Premises"). The Leased Premises consist of approximately 2,410 rentable square feet of space. The Building is located within and comprises part of NorthernEdge Condominium (the "Project").

          (b) The Lessor leases the Leased premises to the Lessee together with the following:

               (i) The nonexclusive right in favor of the Lessee, its agents, servants, employees and invitees, to park their automobiles within the common areas of the project which are identified as "Permitted Parking Areas" on Exhibit B. All such parking rights are granted by the Lessor to the Lessee in common with all others entitled thereto and only to the extent available and on an equitable basis. The Lessor agrees that it shall not change the Permitted Parking Areas in any manner that materially reduces the number of parking spaces available to the Lessee or in any manner that materially interferes with access to the Leased
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          Premises from the Permitted Parking Areas or results in a substantial variation in the location of the Permitted Parking Areas; and

               (ii) The right of access, in common with all others entitled thereto, to the Leased Premises through the common areas located within the Buildings and the entrances to the Buildings, as more particularly described on Exhibit A.

          (c) Except as otherwise expressly provided in this Lease, the Lessor hereby reserves to itself (i) the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus, and fixtures located within or without the Leased Premises which service other parts of the Building; (ii) the right to make changes, alterations, and additions to the Building, common areas, and common facilities provided that any such changes, alterations or additions do not unreasonably structurally change the interior of the Leased Premises and provided that reasonable access and service to the Leased Premises is provided; and (iii) the right to enter the Leased Premises for repair and maintenance purposes upon reasonable prior notice to Lessee, and for emergency purposes at any time, without notice. The Lessor and the Lessee agree that the requirement that the Lessor provide the Lessee with reasonable prior notice in connection with the exercise by the Lessor of its right of entry with respect to the Leased Premises shall be satisfied if the Lessor provides the Lessee with prior notice at least twenty-four (24) hours prior to the exercise by the Lessor of its right of entry, except in the event of an emergency.

     2.   Use by Lessee.

     The Lessee agrees that it will use the Leased Premises only for general office purposes. The Lessee shall not use or occupy the Leased Premises for any other purpose or business without the prior written consent of the Lessor. The Lessee shall observe and comply with the Lessor's reasonable Rules and Regulations as promulgated from time to time

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by the Lessor with respect to the Buildings and/or the Project. The Rules and
Regulations shall be generally applicable to all tenants or other occupants of the Buildings and/or the Project.

     3.   Commencement Date; Tenant Improvement Allowance.

          (a) The term of this Lease and the Lessee's obligation to pay rent hereunder shall commence upon December 1, 1996 (the "Commencement Date"). The Lessee agrees to accept possession of the Leased Premises on the Commencement Date "AS IS, WHERE IS," without any requirement that the Lessor perform any work or make any alterations with respect to the Leased Premises or any portion thereof, subject to the Lessor's obligations pursuant to Paragraph 3(b) below.

          (b) The Lessor and the Lessee acknowledge that the Lessee intends to make certain improvements to the Leased Premises (the "Lessee's Improvements"). The Lessee's Improvements shall be subject to the prior approval of the Lessor, which shall not be unreasonably withheld or delayed. The Lessor agrees to reimburse the Lessee for the cost of the Lessee's Improvements, up to a total reimbursement amount of Sixteen Thousand Eight Hundred Seventy ($16,870.00) Dollars (the "Allowance"). The Allowance shall be paid by the Lessor to the Lessee upon presentation by the Lessee to the Lessor of invoices confirming the payment by the Lessee of costs and expenses incurred in connection with the performance of the work required to complete the Lessee's Improvements. The Lessee shall make such payments to the Lessor within five (5) days from the date of receipt by the Lessor of a request for payment from the Lessee, provided that the Lessee shall not make any such request more frequently than every two (2) weeks.

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     4.   Term.

     The Lessee shall hold the Leased Premises for a term of five (5) lease years, beginning upon the Commencement Date and ending on November 30, 2001. The phrase "lease year" as used herein shall mean a period of twelve (12) consecutive calendar months.

     5.   Rent.

          (a) The Lessor and the Lessee agree that the annual rent payable by the Lessee during the term of this Lease shall be Thirty-Two Thousand Five Hundred Sixty-Five ($32,565.00) Dollars, which is an amount equal to the product of Thirteen ($13.00) Dollars times 2,505, the total number of rentable square feet of space included within the Leased Premises.

          (b) The annual rent payable by the Lessee to the Lessor pursuant to Paragraph 5(a) above shall be payable in equal monthly installments at the office of the Lessor or of the Lessor's agent, in advance, upon the first day of each calendar month during the term of this Lease.

          (c) The Lessee agrees to pay the rent provided for in this Lease as and when due including any additional rent, as well as all sums of money, charges or other amounts required to be paid by the Lessee to the Lessor or to another person designated by the Lessor under this Lease, all of which shall be deemed to be "rent" in addition to the rent expressly provided for herein. All payments of rent and additional rent shall be due and payable without demand therefor unless otherwise expressly provided in this Lease. Nonpayment of additional rent when due shall constitute a default under this Lease to the same extent, and shall entitle the Lessor to the same remedies, as nonpayment of rent.

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     6.   Additional Rent.

          (a) The Lessee shall pay to the Lessor as additional rent its Proportionate Share, as hereinafter defined, of any increase in "operating expenses" for the Building and the common areas of the Project attributable to the Building, as identified on Exhibit B (the "Building Common Areas") over the Lessor's actual operating expenses for Calendar Year 1996. The Lessor and the Lessee agree that the Lessee's proportionate share of operating expenses for purposes of this Paragraph 6(a) and real estate taxes for purposes of Paragraph 6(b) below shall be 12.91 percent. Operating expenses shall include all charges, costs and expenses incurred by the Lessor in connection with the operation, maintenance and repair of the Building and the Building Common Areas, including without limitation (i) the cost of maintenance, electricity and heat for the common areas of the Building and the Building Common Areas; (ii) the cost of property management for the Building and the Building Common Areas;
(iii) the cost of insurance for the Building and the Building Common Areas; (iv) the cost of sewer and water charges for the Building; and (v) the cost of furnishing utilities to the Leased Premises, all other rentable areas of the Building, the common areas of the Building and the Building Common Areas. Operating expenses shall not, however, include (A) the cost of equipment, repairs or improvements properly treated as capital expenditures under generally accepted accounting principles, (B) any charges for depreciation of the cost of construction at the Building and any improvements, equipment or repairs thereto,
(C) any interest paid on any debt of the Lessor, (D) any cost resulting to the Lessor as a result of alterations, upgrades or installations in the Building or any mechanical or other system in or servicing the Building to the extent required by statute, regulation, ordinance adopted or other implemented after the Commencement Date, (E) any rental commissions or brokerage fees paid or payable by the Lessor, (F) any costs or expenses incurred by the

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Lessor solely for the benefit of other tenants of the Building, and (G) any salaries, compensation, fringe benefits or other personnel costs of the Lessor, its partners or other direct or indirect holders of any equity interest in the Lessor, except for the cost of property management for the Building and the Building Common Areas. Within ninety (90) days following the end of each calendar year during the term of this Lease the Lessor shall furnish to the Lessee the Lessor's calculation of the amount of operating expenses during the immediately preceding calendar year and the Lessee's share of such operating expenses. The Lessor's calculations shall be conclusive and binding upon the Lessee in the event that the Lessee fails to object to such calculations within one hundred eighty (180) days following the receipt by the Lessee of the Lessor's calculations, specifying with reasonable specificity in any such objection the reason or reasons why the Lessee objects to the Lessor's calculations. The Lessor and the Lessee agree that during the one hundred eighty
(180) day period following the date of delivery by the Lessor to the Lessee of the Lessor's calculation of the amount of operating expenses during the immediately preceding calendar year and the Lessee's share of such operating expenses, the Lessee and its authorized representatives shall have the right to review the Lessor's books and records relating to the calculation of the Lessor's operating expenses at any reasonable time upon reasonable prior notice thereof.

          (b) The Lessee shall pay to the Lessor as additional rent the Lessee's Proportionate Share of any increase in real estate taxes levied against the Building over the real estate taxes payable during the 1996 fiscal tax year ending June 30, 1996.

          (c) The Lessee shall pay to the Lessor as additional rent monthly in advance, an amount equal to one-twelfth (1/12) of Lessee's proportionate share of increases in operating expenses and real estate taxes as reasonably estimated by the Lessor in accordance with Paragraphs 6(a) and (b) above. In the event that the additional rent paid by

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the Lessee as the Lessee's proportionate share of operating expenses and real estate taxes based on the Lessor's estimates is greater or less than the amount actually due (the "Difference") either the Lessor shall pay the Lessee the Difference, or the Lessee shall pay the Lessor the Difference, each within thirty (30) days after the receipt of a request therefor, as appropriate.

          (d) The additional rent payments described in this Paragraph 6 shall be prorated in the event that this Lease commences or terminates before the end of any calendar year or fiscal tax year.

     7. Condition of Leased Premises, Improvements, Maintenance and Repairs; Surrender.

          (a) The Lessor has not made and the Lessee has not relied upon any representations or warranties, whether express or implied, as to the condition of the Leased Premises or their suitability for the Lessee's use other than those which may be specifically set forth in this Lease. The Lessee accepts the Leased Premises in the condition existing upon the date of execution of this Lease except for latent defects.

          (b) The Lessor agrees that during the term of this Lease it shall, at its own expense, make all necessary structural repairs and replacements to the Leased Premises and the Building and it shall maintain the concealed plumbing, concealed electrical and air conditioning and heating systems which are installed or furnished by the Lessor except as otherwise expressly provided herein or unless necessitated by the negligent or tortious acts of the Lessee, its agents, servants, employees, invitees or licensees, with damage by fire or other casualty excepted. The Lessor assumes limited responsibility for the replacement of mechanical equipment when, in its reasonable judgment, repairs cannot be made in a reasonable manner or at a reasonable cost. The Lessor shall not be obligated to make any

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such repairs until the expiration of a reasonable period of time after its receipt of verbal or written notice from the Lessee that such repairs are required. Notwithstanding the foregoing, however, the Lessor shall use reasonable efforts to repair immediately any equipment or other condition that the Lessor is required to repair pursuant to this Lease to the extent that the Lessor's failure to repair any such equipment or other condition substantially impairs the use and enjoyment by the Lessee of the Leased Premises. The Lessor shall be responsible for the reasonable removal of snow and ice and shall clean and maintain the Project's common areas, including all landscaped areas and all parking areas, and shall keep them reasonably illuminated throughout all periods of darkness.

          (c) The Lessee agrees that during the term of this Lease it shall, at all times, keep the Leased Premises in a good, clean condition and in good order and repair and it shall make all necessary repairs and perform all necessary maintenance for such purposes, except to the extent that the Lessor is required to make any such repairs or provide any maintenance as described in this Paragraph 7 and in Paragraphs 8, 16 and 17 of this Lease. The Lessee shall be responsible for all necessary repairs, replacements and maintenance of all interior glass, floors and walls within or part of the Leased Premises. If the Lessee fails, refuses or neglects to make such repairs or fails to prosecute diligently such repairs to completion within thirty (30) days after written notice from the Lessor of the necessity therefor, the Lessor may make such repairs at the expense of the Lessee, and such expenses shall be collectible as additional rent. The Lessee shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

          (d) The Lessor shall not be liable for any injury to or interference with the Lessee's business arising from or caused by the Lessor's reasonably making any repairs, alterations, additions or improvements in or to the Leased Premises or the Building or to any

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appurtenances thereto or equipment therein. The Lessor agrees to use reasonable efforts to minimize any interference with the Lessee's business in connection with the making of any such repairs, alterations, additions or improvements in or to the Leased Premises or the Building. There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as otherwise expressly provided herein. The Lessor agrees that if the Leased Premises are rendered substantially untenantable as a result of or in connection with the making of any such repairs, alterations, additions or improvements by the Lessor for a period of five (5) consecutive business days the rent payable by the Lessee shall be abated for the remainder of any such period during which the Leased Premises are rendered substantially untenantable.

          (e) The Lessee shall, at the end of the term of this Lease or upon the earlier termination of this Lease, surrender the Leased Premises to the Lessor, together with all signs and all alterations, additions and improvements thereto, in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which the Lessee is not obligated to make repairs under this Lease. The Lessee shall have the right at the end of the term hereof to remove any equipment, furniture, trade fixtures, telephone system and security systems or other personal property placed in the Leased Premises by the Lessee, and the Lessee shall promptly repair any damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition existing upon the date of execution of this Lease, reasonable wear and tear excepted. In the event that the Lessee fails to repair and restore the Leased Premises as provided herein, the Lessor may perform or cause such repairs and restoration to be performed at the Lessee's expense. In the event of the Lessee's failure to remove any of the Lessee's property from the Leased Premises, the Lessor is hereby authorized, without liability to the Lessee for loss or damage thereto, and at the sole risk of

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the Lessee, to remove and store any of the property at the Lessee's expense, or to retain same under the Lessor's control or to sell at public or private sale, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. The Lessor shall provide the Lessee with written or verbal notice twenty-four (24) hours prior to taking any of the actions described in this Paragraph 7(e) with respect to the Lessee's property.

     8.   Building Services.

          (a) The Lessor shall provide the following services and facilities:

               (i) Air conditioning, ventilation and heating, through the air conditioning and heating systems of the Building, in amounts generally agreed upon as sufficient in first class office Building, on business days Monday through Friday from 8:00 a.m. to 8:00 p.m., and on Saturdays from 8:00 a.m. to 1:00 p.m. The Lessee agrees to cooperate fully with the Lessor and to abide by all the regulations and requirements which the Lessor may reasonably prescribe for the proper functioning and protection of the air conditioning and heating systems;

               (ii) Electric current for Building standard level of illumination using fixtures acceptable to the Lessor and all other purposes requiring electricity. The Lessee agrees that the Lessee shall be responsible for the replacement of all light bulbs, globes, fluorescent tubes and ballast with respect to all light fixtures located within the Leased Premises, regardless of whether or not such light fixtures are installed by the Lessor or the Lessee. The Lessor's obligation to furnish electricity for lighting does not, however, include electricity for reproduction machinery, other than normal 110 volt, 30 amp circuits. Such additional electrical service will be furnished, if reasonably available, upon the payment by the Lessee of all costs of installation, including wiring and separate metering, and agreeing in writing to pay the costs of current as additional rent;

               (iii) Maintenance and service of the public lavatories in the
                     Building;

               (iv) Cleaning and maintenance of the Leased Premises and the common areas in the Building. The cleaning and maintenance services to be provided by the Lessor with respect to the Leased

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                     Premises are more particularly described upon Exhibit C,
                     which is attached hereto and made a part hereof. The Lessor agrees to maintain the common areas in the Building in a condition consistent with a first class office building;

               (v) Hot and cold water for lavatories, air conditioning and sinks within the Leased Premises. If the Lessee requires water for additional purposes the Lessee shall pay the cost thereof as shown on a meter to be installed and maintained at the Lessee's expense to measure such consumption;

               (vi)  Elevator service and maintenance; and

               (vii) Parking lot and landscape maintenance, including snow removal from the Permitted Parking Areas and related walkways.

     (b) The Lessor shall not be liable in damages or otherwise for any delay or failure in furnishing any of the foregoing services or facilities where such delay or failure is excusable pursuant to the provision of Paragraph 27 hereof. In no event shall such delay or failure, regardless of cause, constitute an eviction of the Lessee, termination of this Lease or other interference with the Lessee's use and enjoyment of the Leased Premises, provided that such delay or failure is excusable pursuant to Paragraph 27 below.

     9.   Indemnity and Liability Insurance.

          (a) The Lessee agrees that, unless caused by the negligent or tortious acts or omissions of the Lessor, its agents, servants or employees, it will:
(1) indemnify the Lessor against any injury, loss, claim or damage to any person or property, wherever located, if caused by the negligent or tortious acts or omissions of the Lessee or its agents or servants; and (2) without limiting the generality of the foregoing, the Lessee specifically agrees that it will not make any claims against the Lessor based on the leakage of water, gas or other substance from any pipes, sprinklers or equipment, or by reason of the existence, use or misuse of water or plumbing, heating, electrical, gas or other fixtures or equipment, unless due to the negligence of the Lessor.

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     If the Lessor shall, without fault on its part, be made a party to any litigation commenced by or against the Lessee, the Lessee shall protect and hold the Lessor harmless and indemnified from and against any loss or damage sustained by the Lessor as a result thereof, and the Lessee shall pay all costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lessor in connection with such litigation. The Lessor agrees that the Lessee shall have the right to select counsel to defend the Lessor for purposes of this paragraph, provided that any such counsel is reasonably acceptable to the Lessor. The Lessor agrees that counsel approved by the Lessee's insurer shall be acceptable to the Lessor for purposes of this Paragraph.

     (b) The Lessee shall procure and maintain in full force a "Comprehensive Commercial Liability" insurance policy under which the Lessor shall be named as an Additional Insured. Under such policy Bodily Injury limits shall not be less than $2,000,000 per person, per occurrence and property damage limits shall not be less than $500,000 each occurrence. Certificates of the insurance affected under this paragraph, and certificates of any and all renewals or replacements of this policy, shall be delivered to the Lessor as soon as possible after the effective date of this Lease. The policy or certificate shall provide that the insurance shall not be cancelled or reduced in amounts of limits, or reduced in breadth of coverage without ten (10) days' prior written notice to the Lessor, and that no act or omission on the part of the Lessee shall invalidate such policies as they apply to the Lessor.

     10.  Compliance with Law.

     The Lessee agrees that it shall, at its own expense, comply with all state and federal statutes, municipal regulations, and all regulations and orders of any public authority (the "Governmental Requirements") with respect to the use and occupancy of the Leased Premises or with respect to such improvements, alterations or repairs of the Leased Premises by the

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Lessee as may be required to comply therewith. The Lessee specifically agrees that if any improvements, alterations or repairs are required by the Governmental Requirements as a direct result of the Lessee's use of the Leased Premises the Lessee shall make all such improvements, alterations or repairs, at its sole cost and expense. The Lessor represents and warrants to the Lessee that to the best knowledge of the Lessor the Leased Premises and the use of the Leased Premises by the Lessee comply with the Governmental Requirements as of the date of this Lease. The Lessor agrees that the Lessee shall not have any obligation pursuant to this Lease with respect to the compliance of the Building Common Areas with the Governmental Requirements.

     11.  Assignment and Sublease.

     The Lessee shall not assign this Lease or make any sublease for the whole or any part of the Leased Premises to any entity, without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed. The Lessee agrees to give the Lessor written notice of any such assignment or sublease within thirty (30) days after the effective date thereof. The Lessor and the Lessee agree that in the event of any assignment or sublease to a person, firm or entity that is approved by the Lessor pursuant to Paragraph 11 of this Lease, the Lessor shall be entitled to collect and the Lessee shall pay to the Lessor promptly following its receipt from any such assignee or subtenant fifty (50%) percent of all payments of rent, additional rent or other charges payable by any such assignee or subtenant in excess of the rent, additional rent and other charges payable by the Lessee pursuant to the terms of this Lease.
The Lessee shall include in its request for the Lessor's consent to any proposed assignment or sublease a reasonably detailed summary of the terms of any such proposed assignment or sublease. If this Lease is assigned or if the Leased Premises or any part thereof are occupied by anybody other than the Lessee, the Lessor may collect rent from the

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assignee or occupant and apply the net amount collected to the rent reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, undertenant or occupant as lessee. Nothing herein contained shall relieve the Lessee from its covenants and obligations for the term of this Lease. The Lessee agrees to reimburse the Lessor for the Lessor's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, license or concession agreement, change of ownership, mortgage or hypothecation of this Lease or the Lessee's interest in and to the Leased Premises, excluding any attorneys' fees incurred by the Lessor in connection with the review by the Lessor of the form of any proposed sublease by the Lessee.

     12.  Alterations and Additions.

     The Lessee shall not make any alterations or additions to the Leased Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, the Lessor's prior consent shall not be required with respect to any nonstructural alteration which does not affect the Building systems or any other part of the Building (other than the Leased Premises), provided that the estimated cost of the labor and materials for any such alteration or alterations shall not exceed Ten Thousand ($10,000.00) Dollars in the aggregate within any twelve (12) month period during the term of this Lease. The Lessor and the Lessee agree that the Lessor may, in its discretion, condition its approval of any alterations or additions proposed to be made by the Lessee to the Leased Premises upon the Lessee agreeing to restore the Leased Premises to the condition existing prior to the installation of any alterations or additions, at the Lessee's sole cost and expense, upon the expiration of the term of this Lease. The Lessor expressly reserves the right to make its own alterations, additions or improvements to the Building.

     13.  Fire Insurance.

     The Lessor shall carry fire insurance with extended coverage on the Building in an amount not less than the full insurable value of the Building, exclusive of the foundations. The Lessee shall carry fire insurance with extended coverage on all of the Lessee's fixtures, furniture, furnishings, equipment and stock in trade to the extent of their full replacement value. Fire insurance will be carried with companies qualified to do business in Massachusetts, and the Lessee agrees to furnish the Lessor with certificates evidencing such insurance upon the request of the Lessor therefor. The Lessee also agrees that all such insurance policies shall provide that they shall not be cancelled or materially changed without at least ten (10) days' prior written notice thereof to the Lessor and that no act or omission by the Lessee shall invalidate such policies as they apply to the Lessor.

     14.  Access by Lessor.

     The Lessor shall have the right to enter the Leased Premises at reasonable times during the Lessee's business hours for the purpose of inspection, making such repairs as the Lessor may be obligated to make or may reasonably deem necessary for curing any default of the Lessee. The Lessor agrees that, except in the event of an emergency, it shall provide the Lessor with twenty-four (24) hours' prior notice of any exercise by the Lessor of the right of entry reserved hereby. The Lessor shall have the right of access to the Leased Premises at any time in the event of an emergency, without prior notice, without liability to the Lessee and without such entry constituting an eviction of the Lessee or termination of the Lease. The Lessor agrees to use reasonable efforts to minimize any interference with the Lessee's business in connection with the exercise by the Lessor of the right of access reserved hereby.

     15.  Utilities.

     The Lessor agrees to provide and pay for electricity, heat and air conditioning used or consumed by the Lessee in connection with its use and occupancy of the Leased Premises during the entire term of this Lease, subject to the Lessee's obligation to pay additional rent for increases in Operating Expenses pursuant to Paragraph 6(a) above. The Lessee agrees to take reasonable steps to conserve energy during the entire term of this Lease.

     16.  Destruction of Leased Premises.

          (a) If the Leased Premises are damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, the Lessor shall at its own expense cause such damage to be repaired within one hundred fifty (150) days from the occurrence thereof, or within such longer period of time as may be required exercising due diligence, and the rent shall not be abated. If by reason of such occurrence, the Leased Premises are rendered untenantable only in part, the Lessor shall at its own expense cause the damage to be repaired within one hundred fifty (150) days from the occurrence thereof, and the rent shall be abated proportionately as to the portion of the Leased Premises rendered untenantable. If the Leased Premises are rendered wholly untenantable, the Lessor shall at its own expense cause such damage to be repaired as soon as practicable and the rent shall abate until the Leased Premises have been restored and rendered tenantable, or the Lessor or the Lessee may, at their election, terminate this Lease and the tenancy hereby created by giving to the other, within the thirty (30) days following the date of such occurrence, written notice of their election to terminate this Lease and in that event the rent shall be adjusted as of the date of such occurrence.

          (b) In the event that fifty (50%) percent or more of the rentable area of the Leased Premises is damaged or destroyed the Lessor may terminate this Lease and the tenancy hereby created by giving the Lessee ninety (90) days' prior written notice of the Lessor's election to so terminate this Lease, with such notice given, if at all, within the ninety (90) days following the date of said occurrence. Rent shall be adjusted as of the effective date of such termination. In the event that the Lessor does not exercise the right of termination set forth herein the Lessor shall cause the damage to be repaired and rent shall be abated as provided in Paragraph 16(a) above.

     17.  Eminent Domain.

          (a) If the whole of the Leased Premises or the Building are acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date and the Lessee shall have no claim against the Lessor or the condemning authority for the value of any unexpired term of this Lease.

          (b) If any part of the Leased Premises or the Building is acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Leased Premises unsuitable for the business of the Lessee, as reasonably determined by the Lessee, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. The Lessee shall have no claim against the Lessor or the condemning authority for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the Leased Premises unsuitable for the business of the Lessee, as reasonably determined by the Lessee, then the Lessor shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect with a proportionate reduction in rent and additional rent based upon the nature and extent of any such taking.

          (c) In the event of any condemnation or taking as aforesaid, whether whole or partial, the Lessee shall not be entitled to any part of the award paid for such condemnation and the Lessor shall receive the full amount of such award. The Lessee hereby expressly waives any right to claim any part thereof.

          (d) Although all damages in the event of any condemnation are to belong to the Lessor regardless of whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises, the Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by the Lessee in the Lessee's own right on account of any and all damage to the Lessee's business by reason of the condemnation and for or on account of any relocation allowance or any other cost or loss to which the Lessee might be put in removing the Lessee's merchandise, furniture, fixtures, leasehold improvements and equipment.

     18.  Lessee's Default.

     The occurrence of any of the following shall constitute an event of default and breach of this Lease by the Lessee:

          (a) The vacation or abandonment of the Leased Premises by the Lessee or the failure of the Lessee to continue in its regular business on a day-to-day basis during the term of this Lease, subject to the Lessee's rights pursuant to Paragraph 33(c) below;

          (b) The failure of the Lessee to pay, within ten (10) days of the date when due, any installment of rent or any recurring payment of additional rent due hereunder, any other sum required to be paid by the Lessee or any part of any of the foregoing.

          (c) The failure of the Lessee to observe or perform any other provisions, covenants or obligations of this Lease to be observed or performed by the Lessee, where such failure continues for thirty (30) days after the receipt by the Lessee of written notice thereof from the Lessor, unless the Lessee begins promptly after the receipt of written notice thereof from the Lessor to cure any such default and proceeds diligently and conscientiously to cure such default; or

          (d) The making by the Lessee of any assignment for the benefit of creditors; the adjudication that the Lessee is bankrupt, insolvent or unable to pay its debts; the filing by or against the Lessee of a petition to have the Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against the Lessee, such petition is dismissed within sixty (60) days after the filing thereof; the appointment of a trustee or receiver to take possession of substantially all of the Lessee's assets located in the Leased Premises or of the Lessee's interest in this Lease, unless possession is restored to the Lessee within thirty (30) days after such appointment; or the attachment, execution or levy against, or other judicial seizure of, substantially all of the Lessee's assets located in the Leased Premises or of the Lessee's interest in this Lease, unless discharged within thirty (30) days after issuance thereof.

     19.  Lessor's Remedies.

     Upon the occurrence of any event of default as described in Paragraph 18:

          (a) The Lessor may perform for the account of the Lessee any obligation with respect to which the Lessee is in default and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith plus interest at the Prime Rate published in The Wall Street Journal plus three (3%) percent per annum for such expenditures from the date of any such expenditures, together with a late charge for payments of rent past due at the same rate of interest;

          (b) The Lessor may accelerate all rent and additional rent due for the balance of the term of this Lease and declare all such rent to be immediately due and payable;

          (c) The Lessor, at its option, may serve notice upon the Lessee that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, which shall be not less than five (5) days after the date of such notice without any right on the part of the Lessee to save forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken. This Lease and the term hereof, as well as the right, title and interest of the Lessee hereunder shall, upon the effective date of such notice, wholly cease and expire and become void in the same manner and with the same force and effect, except as to the Lessee's liability, as if the date fixed in such notice were the date provided herein for the expiration of the term of this Lease. Thereupon the Lessee shall immediately quit and surrender to the Lessor the Leased Premises and in any event, the Lessor may forcefully remove the property of the Lessee without being liable either in damages or in a criminal prosecution. No such expiration or termination of this Lease shall relieve the Lessee of its liability and obligations under this Lease, whether or not the Leased Premises shall be relet. If the Lessee fails to remove any equipment, furniture, trade fixtures or other property prior to any such repossession by the Lessor such equipment, furniture, fixtures and other property shall be deemed abandoned by the Lessee and shall become the property of the Lessor;

          (d) The Lessor may, at any time after written notice of the occurrence of any event of default and the expiration of any applicable cure and/or notice periods, re-enter and repossess the Leased Premises or any part thereof and attempt, in its own name as agent for the Lessee if this Lease has not been terminated or on its own behalf if this Lease has been terminated, to relet all or any part of such Leased Premises for and upon such terms and to such persons, firm or corporation and for such period or periods as the Lessor, in its sole discretion, shall determine, including a term beyond the termination of this Lease. The Lessor shall not be required to accept any tenant offered by the Lessee or observe any instruction given by the Lessee with respect to such reletting. The cost of reasonable brokerage and legal fees expended by the Lessor in connection with the reletting of the Leased Premises as well as the reasonable cost of repairing or restoring the Leased Premises arising out of damage caused by the Lessee or improvements made by the Lessee to the Leased Premises that the Lessee is required to remove pursuant to this Lease and failed to remove shall be charged to and be payable by the Lessee as additional rent hereunder, and any sums collected by the Lessor from any new tenant shall be credited against the balance of the rent due hereunder for the remainder of the term of this Lease. The Lessee shall pay to the Lessor monthly, on the date when the rent would have been payable under this Lease, the amount of rent and additional rent due hereunder less the amount obtained by the Lessor from any such new tenant; and

          (e) The rights and remedies given to the Lessor in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Lessor, shall be deemed in exclusion of any of the others.

     20.  Signs and Advertising.

     The Lessee agrees that it shall not erect, install or otherwise display any signs, displays, advertisements or other means of identifying the Leased Premises and the products and services available therein to the public on the Leased Premises, or the Building without the prior written consent of the Lessor, which shall not be unreasonably withheld or delayed. All signs erected or installed by the Lessee in accordance with this Paragraph 20 shall be removed by the Lessee at its expense upon the expiration of the initial or any extended term of this Lease and the Lessee shall repair any damage caused by any such removal at the time that the Lessee removes any such sign or signs.

     21.  Rules and Regulations.

     The Lessor shall have the right to make such reasonable rules and regulations as, in the judgment of the Lessor are advisable for the safety, care and preservation of the Leased Premises, the Building and the Project (the "Rules and Regulations"). The Rules and Regulations shall be deemed to be covenants of this Lease running with the land and any breach or violation thereof shall be deemed a breach or default hereunder, subject to the thirty
(30) day notice required pursuant to Paragraph 18(c) above and subject to the requirement that the Lessor deliver to the Lessee a written copy of the Rules and Regulations at least fifteen (15) days prior to the date when the Rules and Regulations shall be applicable to the Lessee's use and occupancy of the Leased Premises. The Lessor agree to enforce the Rules and Regulations in a non-discriminatory manner with respect to all tenants occupying any portion of the Project.

     22.  Mutual Subrogation Waiver.

     The Lessor and the Lessee agree that any claim by either of them against the other for damages arising out of any peril, insured under any property damage or earnings policy carried by either shall not be assignable, nor the subject of a subrogation action by any third party. Each of the parties agrees to release the other party from any and all liability for damages for any claim or claims arising out of any peril insured under any property damage or earnings policy carried by either the Lessor or the Lessee.

     23.  Notice of Claims.

     In the event that any claim, cause of action or suit is made or brought against the Lessee, or the Lessor, of which the Lessee shall have knowledge, arising from the occupancy of the Lessee of or pertaining to the Leased Premises, the Lessee shall immediately notify the Lessor thereof in writing. In the event that any claim, cause of action or suit is made or brought against the Lessor, or the Lessee, of which the Lessor shall have knowledge, arising from the occupancy of the Lessee of or pertaining to the Leased Premises, the Lessor shall immediately notify the Lessee thereof in writing.

     24.  Quiet Enjoyment.

     The Lessor covenants and agrees that upon the Lessee's paying the rent herein reserved and performing and observing all the other covenants to be performed and observed on the part of the Lessee, the Lessee may use and occupy the Leased Premises throughout the full term of this Lease and any renewals or extensions thereof without any disturbance by any person whatsoever.

     25.  Subordination and Attornment.

     The Lessee accepts this Lease subject and subordinate to any mortgage or mortgages, including without limitation the notes or other obligations secured thereby and any and all renewals, modifications, consolidations, replacements or extensions of any such mortgages or the notes or other obligations secured thereby, any easement or restriction of record now in existence or hereafter made from time to time, affecting the fee title or the leasehold estate to the Building or premises which the Leased Premises are a part or any part thereof of the Lessor's interest therein. The Lessee also accepts this Lease subject and subordinate to all instruments in the chain of fee title, including any and all renewals, modifications, consolidations, replacements or extensions of such instruments. The Lessee shall execute, acknowledge and deliver to the holder of any such mortgage or to any of the parties to such instruments, at any time upon demand by such holder or by any such party, any release, certificates or other documents that may be required by such holder or by any such party, for the purpose of evidencing the subordination of this Lease to such mortgages or other instruments or to any renewals, modifications, consolidations, replacements or extensions thereof. The Lessor is authorized to execute any such documents as the Lessee's attorney-in-fact if the Lessee fails or refuses to execute any such instruments or documents within ten (10) days following the request of the Lessor therefor unless the Lessee's failure or refusal is reasonable taking into account the circumstances that exist at the time of any such request. In the event of a sale under any mortgage or any note or other obligations secured thereby, to which this Lease is subordinate, or a taking of possession of the Leased Premises by the Mortgagee or other person acting for or through the Mortgagee under any mortgage to which this Lease is subordinate, the Lessee agrees that it shall attorn to and recognize as the Lessor hereunder the party who, but for this Lease, would be entitled to possession of the Leased Premises, provided that any such party recognizes this Lease and the Lessee's rights hereunder.

     26.  Estoppel Certificates.

     The Lessee and the Lessor shall, at any time and from time to time, within twenty (20) days following its receipt of a written request from the other party or any mortgagee, execute, acknowledge and deliver to such other party or mortgagee a written statement certifying that this Lease is in full force and effect and unmodified or, if modified, stating the nature of such modification, certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to the knowledge of the party signing such statement, any uncured defaults on the part of the other party or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building or real property on which the Building is located. The failure of the Lessor or the Lessee to deliver such statement within such twenty (20) day period shall be conclusive upon the other party that this Lease is in full force and effect and unmodified, and that there have not been made any advance payments of rent except that may have been made as security hereunder and that there are no uncured defaults with respect to the other party's performance hereunder.

     27.  Unforeseen Delay.

     The provisions of this paragraph shall be applicable if there shall occur, during the term hereof, or any renewal or extension thereof, any strike, lockout, or labor dispute; inability to obtain labor or materials or reasonable substitute thereof; inability in obtaining fuel, electricity, services or supplies from the sources from which they are normally obtained or from reasonably comparable substitute sources; or act of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty or any other condition or cause beyond the reasonable control of the Lessor. If the Lessor shall, as the result of any such event, fail reasonably to perform any obligation required hereunder, then such obligation shall be reasonably performed as soon as practicable after such event abates. If the Lessor shall, as a result of such event, be unable to exercise any right or option within any time limit provided thereof or in this Lease, such time limit shall be deemed extended for a period equal to the duration of such event.

     28.  Holding Over.

     If the Lessee retains possession of the Leased Premises or any part thereof after the termination of the term, the Lessee shall pay the Lessor rent at one and one-half (1 1/2) times the monthly rate specified herein as the last month of the term hereof for the time the Lessee remains in possession. The provisions of this paragraph do not exclude the Lessor's right to summary process or any other rights hereunder. The Lessee shall indemnify and hold the Lessor harmless from and against any and all loss or liability resulting from the failure of the Lessee to surrender possession of the Leased Premises in accordance with the term and conditions of this Lease.

     29.  Brokers.

     The Lessor and the Lessee hereby represent and warrant to each other that no broker's commission or finder's fee is due in connection with the consummation of this transaction except a broker's fee due to Colebrook Realty Services, Inc. and R. J. Greeley & Company, L.L.C. (collectively, the "Broker"), and that no real estate broker, agent or other third party has or will be engaged to represent it in this transaction except the Broker. The Lessor shall be responsible for the payment of all fees due the Broker arising out of this transaction.

     30.  Waiver, Notices.

     No consent or waiver, express or implied by the Lessor to or of any breach of any covenant, condition or duty of the Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. All notices, statements, demands, requests, consents, communications and certificates from either party hereto to the other shall be made in writing unless specified to the contrary herein and sent by certified mail, return receipt requested, hand delivered or by Federal Express or similar overnight delivery service for which a receipt is made to the parties, addressed as follows:

          (a)  If intended for the Lessor:

               Steven M. Roberts, Trustee
               NorthernEdge/Plant One Realty Trust
               93 West Broad Street
               Springfield, MA 01107

               With a copy to:

               A. Craig Brown, Esquire
               Doherty, Wallace, Pillsbury and Murphy, P.C.
               One Monarch Place - 19th Floor
               Springfield, MA 01144-1002

          (b)  If intended for the Lessee:

               Physicians Quality Care, Inc.
               950 Winter Street, Suite 2410
               Waltham, MA 02154

               With a copy to:



or such other addresses as either party hereto may from time to time direct by service of notice to the other party as provided above. Any such notices, statements, demands, requests, consents, communications or certificates shall be deemed given on the date if the same are sent in accordance with this Paragraph 30.

     31.  Notice of Lease.

     The Lessor and the Lessee agree to execute and record a Notice of Lease in statutory form upon the request of either the Lessor or the Lessee. The Notice of Lease shall be recorded in the Hampden County Registry of Deeds, and the cost of recording shall be paid for by the requesting party.

     32.  Expressions.

     The expressions "Lessor" and "Lessee" or the pronoun "it," referring either to the Lessor or the Lessee, shall be deemed to refer to the actual Lessor or Lessee for the time being as the case may be, and the context hereof may admit or require, regardless of whether such Lessor or Lessee is a natural person, a corporation, the trustees of a trust or some other firm or entity.

     33.  Miscellaneous.

          (a) Authority to Sign. The Lessor and the Lessee represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person. The Lessor and the Lessee make this representation and warranty knowing that the other party will rely thereon. The individuals signing on behalf of the Lessor and the Lessee each represent and warrant that they have full right, power and authority to act for and on behalf of the Lessor and the Lessee in entering into this Lease.

          (b) Limitation on Lessor's Liability. The Lessee agrees that neither the individual trustees of the Lessor nor the individual beneficiaries of the Lessor shall have any personal liability pursuant to this Lease, and the sole recourse of the Lessee against the Lessor shall be against the Project and any insurance proceeds paid to the Lessor. The Lessee agrees that in the event that it obtains any judgment against the Lessor, neither the individual trustees of the Lessor nor the individual beneficiaries of the Lessor shall have any personal liability with respect to any such judgment.

     34.  Entire Agreement, Construction.

     This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof, and no change or modifications hereof shall be valid unless made in writing, signed by all of the parties hereto. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, and it shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the Lessor and the Lessee have signed this Lease as a sealed instrument as of this 9th day of December, 1996.


                                           LESSOR

                                           NORTHERNEDGE/PLANT ONE REALTY TRUST

                                           By  /s/
                                              _______________________________
                                              Its Partner


                                           LESSEE

                                           PHYSICIANS QUALITY CARE, INC.



                                           By  /s/ Edward J. Morrisey
                                              _______________________________
                                              Its Vice President-Finance

                             SCHEDULE OF EXHIBITS

Exhibit A - Outline of Leased Premises

Exhibit B - Site Plan of Project and Permitted Parking Areas

Exhibit C - Janitorial and Cleaning Specifications